Contact: Dean Ridlon, Investor Relations Director
         Phone:  978.640.5309
         Email:  Investor_Relations@avid.com


           Avid Reports Record Second Quarter Revenues and Net Income


Tewksbury, MA - July 22, 2004 - Avid Technology, Inc. (NASDAQ: AVID) today reported record second quarter revenues and net income. Revenues for the three months ended June 30, 2004 were $139.9 million, a 23% increase over the $113.3 million in the corresponding quarter in 2003. Net income for the quarter nearly doubled from a year ago and was $15.5 million, or $0.45 per diluted share compared to net income of $7.8 million, or $0.25 per diluted share, for the corresponding quarter in 2003.

Net income for the six months ended June 30, 2004 was $30.2 million, or $0.89 per diluted share, on revenues of $267.3 million. This compares to net income of $13.3 million, or $0.43 per diluted share, on revenues of $225.5 million for the first half of 2003.

Gross margin for the second quarter was 56.4%, up 1.1 percentage points from the same quarter last year. As expected, operating expenses rose sequentially to $63.3 million including costs associated with the company's participation in the National Association of Broadcasters trade show in April.

"We continue to achieve strong results from each of our segments," said David Krall, Avid's president and chief executive officer. "Revenues in our video segment grew by 25% year over year, driven by solid performance in both our postproduction and broadcast businesses. Our audio segment revenues increased 21% year-over-year, boosted by the initial shipments of the D-Control(TM) tactile work surface that is part of the Digidesign(R) ICON integrated audio production environment.

"Avid's strategic plan in digital content creation, management and distribution is right on track," continued Krall. "We've posted double-digit, year-over-year revenue growth for the last four quarters, and record revenues for the past two quarters, and we're looking forward to growing Avid's business in our core markets and the new areas that we've targeted for expansion."

Conference Call
A conference call to discuss Avid's second quarter 2004 financial results and the company's outlook for the balance of 2004 will be held today, July 22 at 5:00 p.m. EDT. The call will be open to the public. The conference call can be accessed by dialing (719) 457-2637 and referencing confirmation code 576792. The call and subsequent replay will also be available on Avid's Web site. To listen via this alternative, go to the Investors page under the Company menu at www.avid.com for complete details 10-15 minutes prior to the start of the conference call.

The above release includes a forward-looking statement, as defined by the Private Securities Litigation Reform Act of 1995, about Avid's future performance. There are a number of factors that could cause actual events or results to differ materially from that indicated by such forward-looking statement, such as the competitive market in which Avid operates, market acceptance of Avid's existing and new products, Avid's ability to anticipate customers' needs and the other factors set forth under the caption "Certain Factors That May Affect Future Results" in Avid's Form 10-Q for the quarter ended March 31, 2004, and other filings with the Securities and Exchange Commission. In addition, the forward-looking statement contained herein represents Avid's estimate only as of today and should not be relied upon as representing the company's estimate as of any subsequent date. While Avid may elect to update this forward-looking statement at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimate changes.

About Avid Technology, Inc.
Avid Technology, Inc. is the world leader in digital nonlinear media creation, management and distribution solutions, enabling film, video, audio, animation, games, and broadcast professionals to work more efficiently, productively, and creatively. For more information about the company's Oscar(R), Grammy(R), and Emmy(R) award-winning products and services, please visit: www.avid.com.

(C) 2004 Avid Technology, Inc. All rights reserved. Avid, D-Control, Digidesign, Film Composer, and Pro Tools are either registered trademarks or trademarks of Avid Technology, Inc. in the United States and/or other countries. Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid(R) Film Composer(R) system for motion picture editing. Digidesign, Avid's audio division, received an Oscar statuette representing the 2003 Scientific and Technical Award for the design, development, and implementation of its Pro Tools(R) digital audio workstation. Oscar is a trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc. All other trademarks contained herein are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited in thousands, except per share data)


                                                       Three Months Ended     Six Months Ended
                                                            June 30,              June 30,
                                                       --------- ---------   --------- ---------
                                                         2004      2003        2004      2003
                                                       --------- ---------   --------- ---------
Net revenues                                           $139,886  $113,317    $267,260  $225,494
Cost of revenues                                         60,995    50,608     115,098   102,835
                                                       --------- ---------   --------- ---------
 Gross profit                                            78,891    62,709     152,162   122,659
                                                       --------- ---------   --------- ---------

Operating expenses:
 Research and development                                22,924    21,428      45,216    43,127
 Marketing and selling                                   33,656    27,748      63,510    53,012
 General and administrative                               6,184     5,617      12,070    10,962
 Restructuring and other costs, net                                                       1,783
 Amortization of intangible assets                          549       341         988       634
                                                       --------- ---------   --------- ---------
  Total operating expenses                               63,313    55,134     121,784   109,518

Operating income                                         15,578     7,575      30,378    13,141
Interest and other income, net                              595       507          35       738
                                                       --------- ---------   --------- ---------
Income before income taxes                               16,173     8,082      30,413    13,879
Provision for income taxes                                  700       300         200       600
                                                       --------- ---------   --------- ---------

Net income                                              $15,473    $7,782     $30,213   $13,279
                                                       ========= =========   ========= =========

Net income per common share - basic                       $0.49     $0.27       $0.96     $0.47
                                                       ========= =========   ========= =========

Net income per common share - diluted                     $0.45     $0.25       $0.89     $0.43
                                                       ========= =========   ========= =========

Weighted average common shares outstanding - basic       31,623    28,494      31,413    28,052
                                                       ========= =========   ========= =========

Weighted average common shares outstanding - diluted     34,134    31,673      33,912    30,904
                                                       ========= =========   ========= =========

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited in thousands)

                                                                   June 30,       December 31,
                                                                     2004             2003
                                                                --------------   --------------
ASSETS:
Current assets:
 Cash and marketable securities                                      $190,697         $196,309
 Accounts receivable, net of allowances of $8,816 and $9,161
 at June 30, 2004 and December 31, 2003, respectively                  78,702           69,230
 Inventories                                                           34,475           38,292
 Prepaid and other current assets                                      13,922           13,181
                                                                --------------   --------------
   Total current assets                                               317,796          317,012

 Property and equipment, net                                           24,441           23,223
 Acquisition-related intangible assets                                 49,719            5,150
 Other assets                                                           5,887            2,734
                                                                --------------   --------------
   Total assets                                                      $397,843         $348,119
                                                                ==============   ==============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                                                     $19,953          $15,755
 Accrued expenses and other current liabilities                        55,497           59,709
 Deferred revenue and deposits                                         54,546           44,943
                                                                --------------   --------------
   Total current liabilities                                          129,996          120,407

 Long term liabilities, less current portion                              351              607

 Total stockholders' equity                                           267,496          227,105
                                                                --------------   --------------

   Total liabilities and stockholders' equity                        $397,843         $348,119
                                                                ==============   ==============